EXHIBIT 4.12

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS EFFECTIVE AND CURRENT WITH REGARD THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

WARRANT TO PURCHASE
330,000 SHARES

                        WARRANT TO PURCHASE COMMON STOCK

                                       of

      THIS CERTIFIES that International Holdings, Inc. or any subsequent permitted transferee hereof (the "Holder"), has the right to purchase from CARDIAC CONTROL SYSTEMS, INC., a Delaware corporation (the "Company"), not more than 330,000 fully paid and nonassessable shares of the Company's Common Stock, $0.10 par value per share ("Common Stock"), at a price of $0.128 (U.S.) per share, subject to adjustment as provided below (the "Exercise Price"), at any time on or before 5:00 p.m., Atlanta, Georgia time, on 8/26/03.

      The Holder of this Warrant agrees with the Company that this Warrant is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.

      1. DATE OF ISSUANCE.
      This Warrant shall be deemed to be issued on 8/26/98.

      2.(A) EXERCISE.
      (a) Manner of Exercise. This Warrant may be exercised as to all or any lesser number of full shares of Common Stock covered hereby upon surrender of this Warrant, with the Exercise Form attached hereto duly executed, together with the full Exercise Price for each share of Common Stock as to which this Warrant is exercised, at the office of the Company, Cardiac Control Systems, Inc., 3 Commerce Boulevard, Palm Coast, FL 32164, Attention: President, Telephone No. (904) 445-5450, Telecopy No. (904) 445-7226 or at such other office or agency as the Company may designate in writing, by overnight mail, with an advance copy of the Exercise Form attached as Exhibit A ("Exercise Form") by facsimile (such surrender and payment of the Exercise Price hereinafter called the "Exercise of the Warrant").

      (b) Date of Exercise. The "Date of Exercise" of the Warrant shall be defined as the date that the advance copy of the Exercise Form is sent by facsimile to the Company, provided that the original Warrant and Exercise Form are received by the Company within five (5) business days thereafter. The original Warrant and Exercise Form must be received within 5 business days of the

Date of Exercise, or the Exercise Form may, at the Company's option, be considered void. Alternatively, the Date of Exercise shall be defined as the date the original duly executed Exercise Form, Exercise Price and this warrant are received by the Company, if Holder has not sent advance notice by facsimile.

      (c) Cancellation of Warrant. This Warrant shall be canceled upon its Exercise, and, as soon as practical after the Date of Exercise, the Holder hereof shall be entitled to receive Common Stock for the number of shares purchased upon such Exercise, and if this Warrant is not exercise in full, the Holder shall be entitled to receive a new Warrant or Warrants (containing terms identical to this Warrant) representing any unexercised portion of this Warrant in addition to such Common Stock.

      (d) Holder of Record. Each person in whose name any shares of Common Stock are to be issued following an exercise of this Warrant shall, for all purposes, be deemed to have become the Holder of record of such shares on the Date of Exercise of this Warrant, irrespective of the date of delivery of such shares. Noting in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company.


      2.(B) PAYMENT OF WARRANT EXERCISE PRICE.
      The Exercise Price ("Exercise Price") shall equal $0.128 ("Initial Exercise Price") or, if the Date of Exercise is more than one (1) year after the Date of Issuance, the lesser of (i) the Initial Exercise Price or (ii) the "Lowest Reset Price", as that the term is defined below. The Company shall calculate a "Reset Price" on the first anniversary date of the Date of Issuance which shall equal one hundred percent (100%) of the average Closing Bid Price of the Company's Common Stock for the five (5) trading days ending on such anniversary date of the Date of Issuance. The "Lowest Reset Price" shall equal the Lowest Reset Price determined on the first anniversary date of the Date of Issuance preceding the Date of Exercise, taking into account, as appropriate, and adjustments made pursuant to Section 5 hereof.

      For purposes hereof, the term "Closing Bid Price" shall mean the closing bid price on the NASDAQ Small Cap Market, or if no longer traded on the NASDAQ Small Cap Market, the closing bid price on the Principal National Securities Exchange or the National Market System on which the Common Stock is so traded and if not available, the mean of the high and low prices on the Principal National Securities Exchange or the National Market System on which the Common Stock is so traded.

      Payment of the Exercise Price may be made by either of the following, or a combination thereof, at the election of Holder:

       (i) Cash Exercise: cash, certified check or cashiers check or wire transfer; or
       (ii) Cashless Exercise: surrender of this Warrant at the principal office of the Company together with notice of cashless election, in which event the Company shall issue Holder a number of shares of Common Stock computed using the following formula:

          X = Y (A-B)/A

where: X = the number of shares of Common Stock to be issued to Holder
       Y = the number of shares of Common Stock for which this Warrant is being exercised.
       A = the Market Price of the one share of Common Stock (for purposes of this Section 3(ii), the "Market Price" shall be defined as the average closing bid price of the Common Stock for the five trading days prior to the Date of Exercise of this Warrant (the "Average Closing Bid Price"), as reported by the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or if the Common Stock is not traded on NASDAQ, the average of the daily high and low sales prices in the over-the-counter market; provided, however, that if the Common Stock is listed on a stock exchange, the Market Price shall be the average of the daily high and low sales prices on such exchange. If the Common Stock is/was not traded during the five trading days prior to the Date of Exercise, then the closing bid price for the last publicly traded day shall be deemed to be the closing bid price for any and all (if applicable) days during such five trading day period, or the average of the daily high and low sales prices (if no closing bid prices are reported). B = the Exercise Price

It is intended that the Common Stock issuable upon exercise of this Warrant in a cashless exercise transaction shall be deemed to have been acquired at the time this Warrant was issued, for purposes of Rule 144(d)(3)(ii).

      3. TRANSFER AND REGISTRATION
      (a) Transfer Rights. Subject to the provisions of Section 8 of this Warrant, this Warrant may be transferred on the books of the Company, wholly or in part, in person or by attorney, upon surrender of this Warrant properly endorsed. This Warrant shall be canceled upon such surrender and, as soon as practicable thereafter, the person to whom such transfer is made shall be entitled to receive a new Warrant or Warrants as to the portion of this Warrant transferred, and the Holder of this Warrant shall be entitled to receive a new Warrant or Warrants as to the portion hereof retained.

      (b) Registrable Securities. The Common Stock issuable upon the exercise of this Warrant constitutes Registrable Securities, and may be registered, at the holder's option, in any and all future registrations filed by the Company, including pending registration.

      4. ANTI-DILUTION ADJUSTMENTS.

      (a) Stock Dividend. If the Company shall at any time declare a dividend payable in shares of Common Stock, then the Holder hereof, upon Exercise of this Warrant after the record date for the determination of Holders of Common Stock entitled to receive such dividend, shall be entitled to receive upon Exercise of this Warrant, in addition to the number of shares of Common Stock as to which this Warrant is Exercised, such additional shares of Common Stock as such Holder would have received had this Warrant been Exercised immediately prior to such record date.

       (b) Recapitalization or Reclassification. If the Company shall at any time effect a recapitalization, reclassification or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof, the number of shares of Common Stock which the Holder hereof shall be entitled to purchase upon Exercise of this Warrant shall be increased or decreased, as the case my be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such recapitalization, reclassification or similar transaction, and the Exercise Price shall be, in the case of a increase in the number of shares, proportionally decreased and, in the case of a decrease in the number of shares, proportionally increased. Company shall give the Warrant Holder 30 days prior notice of any transaction described in this Section 4(b).

      (c) Distributions. If the Company shall at any time distribute to Holders of Common Stock cash, evidences of indebtedness or other securities or assets (other than cash dividends or distributions payable out of earned surplus or net profits for the current or preceding year) then, in any such case, the Holder of this Warrant shall be entitled to receive upon exercise of this Warrant, with respect to each share of Common Stock issuable upon such Exercise, the amount of cash or evidences of indebtedness or other securities or assets which such Holder would have been entitled to receive with respect to each such share of Common Stock as a result of the happening of such event had this Warrant been Exercised immediately prior to the record date or other date fixing shareholders to be affected by such event (the "Determination Date") or, in lieu thereof, if the Board of Directors of the Company should so determine at the time of such distribution, a reduced Exercise Price determined by multiplying the Exercise Price on the Determination Date by a fraction, the numerator of which is the result of such Exercise Price reduced by the value of such distribution applicable to one share of Common Stock such value to be determined by the Board in its discretion and the denominator of which is such Exercise Price.

      (d) Notice of Consolidation or Merger. If the Company shall at any time consolidate or merge with any other corporation or transfer all or substantially all of its assets, then the Company shall deliver written notice to the Holder of such merger, consolidation or sale of assets at least thirty (30) days prior to the closing of such merger, consolidation or sale of assets and this Warrant shall terminate and expire immediately prior to the closing of such merger, consolidation or sale of assets.

      (e) Exercise Price Defined. No adjustment to the exercise price shall be made unless such adjustment would change the Exercise Price at the time by $.01 or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the Exercise Price at the time by $.01 or more. No adjustment made pursuant to any provision of this Section 4 shall have the effect of increasing the total consideration payable upon Exercise of this Warrant in respect of all the Common Stock as to which this Warrant may be exercised.

      (f) In the event that at any time, as a result of an adjustment made pursuant to this Section 4, the Holder of this Warrant shall, upon Exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 4.

      5. FRACTIONAL INTERESTS.

      No fractional shares or scrip representing fractional shares shall be issuable upon the Exercise of this Warrant, but on Exercise of this Warrant, the Holder hereof may purchase only a whole number of shares of Common Stock. The Company shall make a payment in cash in respect of any fractional shares which might otherwise be issuable upon Exercise of this Warrant, calculated by multiplying the fractional share amount by the closing bid price of the Company's Common Stock on the Date of Exercise as reported by the NASDAQ Small Cap or National Market or such other exchange as Company's Common Stock is traded on.

      6. RESERVATION OF SHARES.

      The Company shall at all times reserve for issuance such number of authorized and unissued shares of Common Stock (or other securities substituted therefor as herein above provided) as shall be sufficient for Exercise of this Warrant. The Company covenants and agrees that upon Exercise of this Warrant, all shares of Common Stock issuable upon such Exercise shall be duly and validly issued, fully paid, nonassessable, and not subject to preemptive rights, rights of first refusal or similar rights of any person or entity.

      7. RESTRICTIONS ON TRANSFER.

      (a) This Warrant and the Common Stock issuable on Exercise hereof have not been registered under the Securities Act of 1933, as amended, or any state securities law and may not be offered, sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of registration or the availability of an exemption from registration under the Act and applicable state securities laws. All shares of Common Stock issued upon Exercise of this Warrant shall bear an appropriate legend to such effect, if applicable.

      (b) Assignment. Assuming the conditions of (a) above regarding registration or exemption have been satisfied, the Holder may offer, sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part. Holder shall deliver to Company this Warrant and a written notice, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the person or persons to whom the Warrant shall be assigned and the respective number of warrants to be assigned to each assignee and an opinion of recognized securities counsel stating that the requirements of the Securities Act, as amended, and applicable state securities laws have been met with respect to such transfer or that such transfer is exempt from the requirements of the Act, and applicable state securities laws which counsel shall be reasonably acceptable to the Company. The Company shall effect the assignment within ten days, and shall deliver to the assignee(s) designated by Holder a Warrant or Warrants of like tenor and terms for the appropriate number of shares assignee by accepting, agreed to be bound by the terms thereof.

      (c) The Warrant and Common Stock issuable upon conversion are intended to be held for investment purposes and not with an intent to distribution, as defined in the Act.

      (d) None of the common stock issued upon conversion of warrant shall be sold for six months and one day from issuance (February 27, 1998).

      8. BENEFITS OF THIS WARRANT.

      Nothing in this Warrant shall be construed to confer upon any person other then the Company and the Holder of this Warrant any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and the Holder of this Warrant.

      9. APPLICABLE LAW.

      This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the state of New York, without giving effect to conflict of law provisions thereof. Jurisdiction for any dispute regarding this Warrant lies in the State of New York.

      10. LOSS OF WARRANT.

      Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity and/or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

      11. NOTICE OR DEMANDS.

      Notices or demands pursuant to this Warrant to be given or made by the Holder of this Warrant to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Company, Attn: Cardiac Control Systems, Inc., 3 Commerce Boulevard, Palm Coast, FL 31264, Attention: President, Telephone No. (904) 455-5450, Telecopy No. (904) 445-7226 and shall be deemed given upon receipt. Notices or demands pursuant to this Warrant to be given or made by the Company to or on the Holder of this Warrant shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, International Holdings, Inc., One Buckhead Plaza, 3060 Peachtree Road, NW, Suite 1750, Atlanta, GA 30305, Telephone No.(404) 816-9967, Telecopy No. (404) 816-9808
until another address is designated in writing by Holder pursuant to this paragraph.

      IN WITNESS WHEREOF, this Warrant issued to International Holdings, Inc. is hereby executed and effective as of the date set forth below.

      Dated as of August 26,1998

        By: /s/ ALAN J. RABIN
            --------------------------------

Print Name: Alan J. Rabin
            --------------------------------

     Title: President CEO
            --------------------------------

                                    EXHIBIT A

                                 EXERCISE FORM

      TO:

      The undersigned hereby irrevocably exercises the right to purchase _______ of the shares of Common Stock of _____________, evidenced by the attached Warrant, and herewith makes payment of the Exercise Price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

      The undersigned agrees not to offer, sell, transfer or otherwise dispose of any of such Common Stock, except in accordance with the provisions of
Section 7 of the Warrant, and consents that the following legend may be affixed to the certificates for the Common Stock hereby subscribed for, if such legend is applicable:

           "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law, and may not be offered, sold, transferred, pledged, hypothecated or otherwise disposed of until either
     (i) a registration statement under the Securities Act and applicable state securities laws is effective and current with regard thereto, or (ii) an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer, sale or transfer."

      The Common Stock being acquired hereunder is intended by the acquirer to be held for investment purposes and not with an intent to distribution, as defined in the Act. The undersigned requests that such shares be issued, and a warrant representing any unexercised portion thereof be issued, pursuant to the Warrant in the name of the Registered Holder and delivered to the undersigned at the address set forth below:

Dated:

--------------------------------------------------------------------------------
                         Signature of Registered Holder


--------------------------------------------------------------------------------
                       Name of Registered Holder (print)


--------------------------------------------------------------------------------
                                    Address


--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

                                   EXHIBIT B
                                   ASSIGNMENT
                    (To be executed by the registered Holder
                       desiring to transfer the Warrant)

FOR VALUE RECEIVED, the undersigned Holder of the attached Warrant hereby sells, assigns and transfers unto the person or persons below named the right to purchase ________ shares of the Common Stock of Cardiac Control Systems, Inc. evidenced by the attached Warrant and does hereby irrevocably constitute and appoint _________________________ attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises. By accepting the warrant, based upon the assignment, the assignee will be deemed to have agreed to the terms of this Warrant as if such assignee were the original holder of the Warrant.

Dated:                             ----------------------------------
                                               Signature

Fill in for new Registration of Warrant:

-----------------------------------------
Name


-----------------------------------------
Address


-----------------------------------------
Please print name and address of assignee including zip code number)

----------------------------------------------------------------

NOTICE

The signature to the foregoing Exercise Form or Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without, without alteration or enlargement or any change whatsoever.